Exhibit 99.1
VCG HOLDING CORP. ANNOUNCES 2009 THIRD QUARTER FINANCIAL RESULTS
Q3 2009 Financial Results Overview
•	Revenues of $13.9 million
- Same stores sales increased for 6 clubs by 1.4% to 9.2% compared to the same period in 2008
•	Operating income of $2.0 million

•	Net income of $0.6 million, or $0.04 per share

•	EBITDA of $2.1 million

•	Free cash flow of $1.2 million
First Nine Months 2009 Financial Results Overview
•	Revenues of $41.6 million

•	Operating income of $6.4 million

•	Net income of $2.0 million, or $0.12 per share

•	EBITDA of $7.3 million

•	Free cash flow of $3.8 million
Denver, CO. – November 12, 2009 -- VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the second quarter ended June 30, 2009 (see attached tables).
Troy Lowrie, Chairman and Chief Executive Officer, stated, “We achieved solid operating results for the third quarter and first nine months of 2009. Despite a challenging economic environment, we generated nearly $14.0 million in revenues for the third quarter. The elasticity of our tiered venue model -- where a decline in revenues caused by fewer patrons at our high-amenity A clubs is offset by the increased margins generated at our more affordable B and C venues – in combination with improved cost efficiencies throughout the Company has allowed us to remain profitable, produce EBITDA margins of 17.1%, and generate free cash flow of $3.8 million for the first nine months of 2009.”
Third Quarter Financial Results
Total revenue for third quarter of 2009 declined to $13.9 million from $15.2 million in the third quarter of 2008. The decline in revenue was due to lower sales of alcohol, food and merchandise, and service revenue, which includes wristband sales, suite rentals, tab and tip fees, and dance dollar and boutique programs.
Cost of goods sold (the cost of alcohol, food and merchandise) decreased by approximately 18.4% or $0.3 million compared to the third quarter of 2008. This decrease was larger than the corresponding revenue decrease for the quarter, indicating stronger gross profit margins which reflect the benefits of the Company’s tiered venue operating model, where the Company’s “C” clubs have a lower cost of sales percentage and higher gross profit compared to clubs that serve alcohol.
Total operating expenses increased 4.0% to $11.8 million from $11.4 million in the third quarter of 2008. The increase in total operating expenses was mostly due to higher taxes and permit fees, increased rent, insurance, and other professional fees. This increase was offset by decreases in cost of goods sold, charge card and bank fees, legal fees, advertising and marketing, utilities, repair and maintenance, and other expenses, including janitorial, supplies and automotive expenses.
Operating income in the 2009 third quarter was $2.0 million, down from $3.8 million in the same period last year.
Net income for the third quarter of 2009 was $632,227, or $0.04 per diluted share, as compared to net income of $1.8 million, or $0.10 per diluted share, in the third quarter of 2008.

VCG Holding Corp.	Page 2
November 12, 2009
EBITDA for the third quarter of 2009 was $2.1 million as compared to $4.1 million for third quarter of 2008.
First Nine Months Financial Results
Total revenue for the nine months ended September 30, 2009 declined to $41.6 million compared to $43.2 million for the same period in 2008 due to lower sales of alcohol, food and merchandise, which was offset by an increase in service revenues.
Cost of goods sold (the cost of alcohol, food and merchandise) declined by approximately 16.6% or $0.9 million compared to the same period last year, due primarily to tighter inventory controls and the benefits of the Company’s tiered venue operating model.
Total operating expenses increased 7.1% to $35.2 million in the first nine months of 2009 from $32.9 million in the same period last year. The increase in total operating expenses was mostly due to an additional building impairment charge of $268,000 related to the sale of the Arizona property, as well as higher taxes and permit fees, increased rent, higher legal fees, other professional fees, repairs and maintenance, and a $422,552 increase in other expenses, including janitorial, supplies and automotive expenses. These increases were offset by a decline in cost of goods sold, charge card and bank fees, advertising and marketing, and utilities.
Operating income for the first nine months of 2009 was $6.4 million, down from $10.3 million in the same period last year.
Net income for the first nine months of 2009 was $2.0 million, or $0.12 per diluted share, as compared to net income of $4.8 million, or $0.26 per diluted share for the first nine months of 2008.
EBITDA for the first nine months of 2009 was $7.3 million as compared to $10.9 million for the same period in 2008.
SHARE REPURCHASE
For the period July 1, 2009 through September 30, 2009, VCGH repurchased a total of 148,975 shares of common stock for an aggregate purchase price of $329,162. For the first nine months of 2009, VCGH has purchased a total of 399,501 shares of common stock for an aggregate purchase price of $777,096.
CONFERENCE CALL
Troy Lowrie, Chairman and Chief Executive Officer, and Courtney Cowgill, Chief Financial Officer, will host a conference call today at 11:00 am Eastern Time / 9:00 am Mountain Time, to discuss these results. To participate in the conference call, please dial (877) 545-1403 (domestic) or (719) 325-4880 (international) approximately 10 minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. Eastern Time November 12, 2009 until midnight November 15, 2009. To hear the teleconference replay dial (888) 203-1112 (domestic) or (719) 457-0820 (international). The pass code for the replay is 8373418. The conference call will also be broadcast live over the Internet. To listen to the call via the Internet and to view a copy of the Company’s presentation that will be referenced during the call, please visit the Company’s website at http://www.vcgh.com under the heading “Investor Relations”, then “Events & Presentations” and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company’s website.
ABOUT VCG HOLDING CORP.
VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

VCG Holding Corp.	Page 3
November 12, 2009
FORWARD LOOKING STATEMENT
Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q which is expected to be filed on or about November 12, 2009. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie	Devin Sullivan
Chief Executive Officer	Senior Vice President
(303) 934-2424	(212) 836-9608
tlowrie@vcgh.com	dsullivan@equityny.com

Courtney Cowgill	Gerrard Lobo
Chief Financial Officer	Senior Account Executive
(303) 934-2424	(212) 836-9610
ccowgill@vcgh.com	globo@equityny.com

VCG HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)	(audited)
	September 30,	December 31,
	2009	2008
Assets
Current Assets
Cash	$2,296,122	$2,209,060
Assets held for sale	-	106,900
Other receivables	134,411	25,473
Income taxes receivable	240,260	276,267
Inventories	909,343	949,088
Prepaid expenses	597,809	282,485
Current portion of deferred income tax asset	171,000	171,000

Total Current Assets	4,348,945	4,020,273

Property and equipment, net	22,521,094	25,738,388
Non-current portion of deferred income tax asset	3,150,795	4,068,593
Non-compete agreements, net	28,157	40,933
Trade names	619,000	619,000
Licenses	36,413,189	36,413,189
Goodwill	2,327,098	2,453,122
Favorable lease rights, net	1,650,752	1,705,364
Other long-term assets	490,058	567,181

Total Assets	$71,549,088	$75,626,043

Liabilities and Equity
Current Liabilities
Accounts payable — trade	$850,967	$847,493
Accrued expenses	1,976,258	2,257,116
Deferred revenue	108,248	109,455
Current portion of unfavorable lease liabilities	278,155	278,155
Current portion of capitalized lease	-	10,000
Current portion of long-term debt	1,030,221	2,602,000
Current portion of long-term debt, related party	38,609	1,024,000

Total Current Liabilities	4,282,458	7,128,219

Long-term Liabilities
Deferred rent	1,392,143	845,136
Unfavorable lease liabilities, net of current portion	6,223,426	6,425,626
Capital lease, net of current portion	-	9,111
Long-term debt, net of current portion	22,579,448	25,747,631
Long-term debt, related party, net of current portion	7,166,360	7,083,578

Total Long-term Liabilities	37,361,377	40,111,082

Commitments and Contingent Liabilities (Note 8)
Equity
Common stock $.0001 par value; 50,000,000 shares authorized;17,355,877 (2009) and 17,755,378 (2008) shares issued and outstanding	1,735	1,775
Additional paid-in capital	52,013,354	52,557,047
Accumulated deficit	(25,684,871)	(27,732,554)

Total VCG Stockholders’ Equity	26,330,218	24,826,268
Noncontrolling interests in consolidated partnerships	3,575,035	3,560,474

Total Equity	29,905,253	28,386,742

Total Liabilities and Equity	$71,549,088	$75,626,043

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenue
Sales of alcoholic beverages	$5,726,768	$6,713,551	$17,486,616	$19,837,895
Sales of food and merchandise	452,605	656,787	1,388,731	2,003,773
Service revenue	6,867,244	7,052,312	20,385,882	18,694,480
Other income	842,311	808,262	2,361,420	2,627,344

Total Revenue	13,888,928	15,230,912	41,622,649	43,163,492

Operating Expenses
Cost of goods sold	1,451,643	1,779,038	4,444,974	5,329,431
Salaries and wages	3,565,001	3,311,570	10,131,237	9,856,145
Impairment of building and land	-	-	268,000	-
Other general and administrative
Taxes and permits	1,189,729	589,680	2,809,524	1,698,022
Charge card and bank fees	192,022	223,337	599,957	633,635
Rent	1,463,873	1,261,946	4,387,737	3,639,504
Legal fees	190,584	305,421	876,437	733,569
Other professional fees	715,130	549,794	1,762,012	1,417,045
Advertising and marketing	691,306	712,630	2,083,551	2,264,482
Insurance	450,292	431,774	1,267,895	1,233,062
Utilities	285,064	325,164	804,313	839,214
Repairs and maintenance	248,800	289,726	839,297	752,774
Other	980,430	1,155,475	3,645,354	3,222,802
Depreciation and amortization	423,737	452,311	1,283,279	1,236,400

Total Operating Expenses	11,847,611	11,387,866	35,203,567	32,856,085

Income from Operations	2,041,317	3,843,046	6,419,082	10,307,407

Other Income (expenses)
Interest expense	(837,963)	(1,000,331)	(2,681,766)	(2,613,963)
Interest income	4,500	15,416	4,572	19,952
Gain (loss) on sale of assets	(68,784)	4,500	(57,363)	(133,426)

Total Other Income (expenses)	(902,247)	(980,415)	(2,734,557)	(2,727,437)

Income Before Income Taxes	1,139,070	2,862,631	3,684,525	7,579,970

Income tax expense — current	(86,289)	506,865	86,954	1,452,090
Income tax expense — deferred	430,289	400,899	1,155,046	992,636

Total Income Taxes	344,000	907,764	1,242,000	2,444,726

Net Income	795,070	1,954,867	2,442,525	5,135,244
Net Income Attributable to Noncontrolling Interests	(162,843)	(132,239)	(394,842)	(361,243)

Net Income Attributable to VCG	$632,227	$1,822,628	$2,047,683	$4,774,001

Earnings Per Share
Basic income per share attributable to VCG’s stockholders	$0.04	$0.10	$0.12	$0.27
Fully diluted income per share attributable to VCG’s stockholders	$0.04	$0.10	$0.12	$0.26
Basic weighted average shares outstanding	17,440,835	18,025,248	17,552,034	17,948,802
Fully diluted weighted average shares outstanding	17,440,835	18,078,796	17,552,034	18,195,124
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
		(Restated)
Operating Activities
Net income	$2,047,683	$4,774,001
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of buiding and land	268,000	-
Depreciation	1,270,503	1,223,746
Amortization of non-compete agreements	12,776	12,654
Amortization of leasehold rights and liabilities, net	(147,588)	(145,000)
Amortization of loan fees	174,524	226,000
Stock-based compensation expense	233,364	665,249
Deferred income taxes	1,026,470	992,636
Noncontrolling interests	394,842	361,243
(Gain) Loss on disposition of assets	57,364	133,426
Accrued interest added to long-term debt	132,230	-
Changes in operating assets and liabilities	(39,351)	1,205,936

Net cash provided by operating activities	5,430,817	9,449,891
Investing Activities
Acquisitions of businesses, net of cash acquired	-	(10,721,159)
Additions to property and equipment	(602,111)	(1,268,549)
Deposits	-	(163,885)
Proceeds from sale of assets	252,973	237,811

Net cash used by investing activities	(349,138)	(11,915,782)
Financing Activities
Proceeds from debt	1,185,246	8,746,815
Payments on debt	(4,534,649)	(3,913,240)
Payments on revolving line of credit, net of borrowing	(390,000)	(2,400,000)
Loan fees paid	(78,725)	(223,954)
Payment on capitalized leases	(19,111)	(6,906)
Proceeds from stock issuances	-	459,251
Repurchase of stock	(777,097)	-
Distributions to noncontrolling interests	(380,281)	(377,357)

Net cash provided by (used by) financing activities	(4,994,617)	2,284,609

Net increase (decrease) in cash	87,062	(181,282)
Cash, beginning of period	2,209,060	2,980,007

Cash, end of period	$2,296,122	$2,798,725

Supplemental cash flow information:
Income taxes paid in cash	$181,392	$822,307
Interest paid in cash	$2,400,414	$2,267,597
Non-cash acquisition activities:
Liabilities of assumed in acquisitions
Issuance of notes payable for acquisitions	$-	$(5,793,027)
Liabilities of assumed in acquisitions	$-	$(2,095,105)
Non-cash divestiture activities:
Fair value of liabilities transferred to buyer	$1,771,854	$-
Issuance of note receivable to buyer	$322,963	$-
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

EBITDA Reconciliation
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Net Income	$632,227	$1,822,628	$2,047,683	$4,774,001
Add back:
Depreciation	419,478	446,352	1,270,503	1,223,746
Amortization of non-compete agreements	4,259	5,959	12,776	12,654
Amortization of leasehold rights and liabilities, net	(48,606)	(45,929)	(147,588)	(145,000)
Amortization of loan fees	52,620	79,071	174,523	226,000
Interest expense	785,343	921,260	2,507,243	2,387,963
Total income tax expense	344,000	907,764	1,242,000	2,444,726

EBITDA before non-cash impairment charges	$2,189,321	$4,137,105	$7,107,140	$10,924,090
Add back:
Total non-cash impairment charges	$-	$-	$268,000	$-

EBITDA excluding non-cash impairment charges	$2,189,321	$4,137,105	$7,375,140	$10,924,090

Total revenue	$13,888,928	$15,230,912	$41,622,649	$43,163,492
EBITDA as a percentage of revenue	15.8%	27.2%	17.1%	25.3%
VCG Holding Corp.
Calculation of Free Cash Flow
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
EBITDA	$2,189,321	$4,137,105	$7,375,140	$10,924,090
Less:
Interest Expense	785,343	921,260	2,507,243	2,387,963
Non-controlling interests	162,843	132,239	394,842	361,243
Current income tax	(86,289)	506,865	86,954	1,452,090
Capital expenditures	121,941	58,703	602,111	1,268,549

Free Cash Flow	$1,205,483	$2,518,038	$3,783,990	$5,454,245